Exhibit 10.1

ALPHA WISE ASSETS, LLC

FINANCIAL STATEMENTS

FEBRUARY 28, 2013 AND DECEMBER 31, 2012

F-1

Report of Independent Registered Public Accounting Firm

To the Members of

Alpha Wise Assets, LLC

Rockwall, Texas

We have audited the accompanying balance sheets of Alpha Wise Assets, LLC (the “Company”) as of February 28, 2013 and December 31, 2012, and the related statement of operations, stockholders' equity (deficit), and cash flows for the two months ended February 28, 2013 and the period from February 23, 2012 (Inception) to December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpha Wise Assets, LLC as of February 28, 2013 and December 31, 2012, and the results of its operations and its cash flows for the two months ended February 28, 2013 and the period from February 23, 2012 (Inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's losses from operations, and its need for additional financing in order to fund its projected loss in 2013 raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey LLP

MaloneBailey LLP

Houston, Texas

July 31, 2013

F-2

ALPHA WISE ASSETS, LLC Balance Sheets

	February 28, 2013	December 31, 2012

Current Assets
Cash and Cash Equivalents	$—	$4,773
Inventory - Work In Process	197,614	174,151
Total Current Assets	197,614	178,924

TOTAL ASSETS	$197,614	$178,924

Current Liabilities
Accounts Payable	1,239
Accrued Expenses	2,803	$3,203
Construction Loan	194,037	176,086
Total Current Liabilities	198,079	179,289

Members’ Equity:
Membership Units, no par value, 3,000,000 units outstanding	—	—
Paid in capital	30,000	30,000
Accumulated deficit	(30,465)	(30,365)
Total Members’ Equity	(465)	(365)
Total Liabilities and Members’ Equity	$197,614	$178,924

The Accompanying Notes are an Integral Part of these Financial Statements.

F-3

ALPHA WISE ASSETS, LLC Statement of Operations

	February 28, 2013	February 23, 2012 (Inception) through December 31, 2012
Revenue	$ -	$ -
Cost of revenue	-	-
GROSS PROFIT	-	-
OPERATING EXPENSES:
General and administrative	100	30,365
TOTAL OPERATING EXPENSES	100	30,365

NET LOSS	$(100)	$(30,365)

Earnings per share
Weighted Average Shares Outstanding:
Basic and Diluted	3,000,000	3,000,000
Basic and Diluted Loss per unit	$(0.00)	$(0.01)

The Accompanying Notes are an Integral Part of these Financial Statements.

F-4

ALPHA WISE ASSETS, LLC Statement of Stockholders' Equity (Deficit) For the Period February 23, 2012 (Inception) to February 28, 2013

			Additional
	Membership Units		Paid-In	Accumulated
	Units	Par Value	Capital	Deficit	Totals

February 23, 2012
(Inception)	—	$—	$—	$—	$—

Issuance of Membership Units for Services	3,000,000	—	30,000	—	30,000

Net Loss	—	—	—	(30,365)	(30,365)

Balance,
December 31, 2012	3,000,000	$—	$30,000	$(30,365)	$(365)

Net Loss				(100)	(100)

Balance,
February 28, 2013	3,000,000	$—	$30,000	$(30,465)	$(465)

The Accompanying Notes are an Integral Part of these Financial Statements.

F-5

ALPHA WISE ASSETS, LLC Statement of Cash Flows

	February 28, 2013	February 23, 2012 (Inception) through December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(100)	$(30,365)

Adjustments to reconcile net loss to cash used by operating activities:
Issuance of membership units for services	—	30,000
Change in Assets and Liabilities:

Inventory	(23,463)	(174,151)
Accounts payable	1,239	—
Net Cash Used in Operating Activities	(22,324)	(174,516)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances on construction loan	17,951	176,086
Payment to related party	(500)	(4,500)
Borrowings from related party	100	7,703
Net Cash Provided by Financing Activities	17,551	179,289

NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,773)	4,773

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	4,773	—
CASH AND CASH EQUIVALENTS AT END OF YEAR	$—	$4,773

SUPPLEMENTAL DISCLOSURES
Interest paid	$	$—
Income taxes paid	$	$—

The Accompanying Notes are an Integral Part of these Financial Statements.

F-6

ALPHA WISE ASSETS, LLC Notes to the Financial Statements

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

ALPHA WISE ASSETS, LLC (“ALPHA”, the “Company”) was organized as a limited liability company under the laws of the State of Texas on February 23, 2012.  The Company is engaged in the home building and remodeling business.

The Company operates on a calendar year-end.   The Company operates in only one business segment.

Basis of Accounting and Consolidation:

The Company prepares its financial statements on the accrual basis of accounting.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents:

Cash and cash equivalents include cash and all highly liquid financial instruments with original maturities of three months or less at the date of purchase and are stated at cost which approximates market value, which in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value of Financial Instruments:

In accordance with the reporting requirements of ASC 820, “Fair Value Measurements”,  the Company  calculates the fair value of its assets and  liabilities which qualify as financial  instruments  under this statement and includes this additional information in the notes to the financial statements  when the fair value is different  than the  carrying  value of those financial instruments.

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and notes payable approximate  their fair values due to the short-term maturities of these instruments.

F-7

Inventory:

Inventories are stated at the lower of cost or market. Accumulated cost includes all costs associated with land acquisition and home construction, including interest and taxes are recorded as inventory until the home is sold when those costs are expensed. The Company records these amounts as work in process.  The Company uses the specific identification method for inventory tracking and valuation.

Equity Based Compensation

Equity based compensation expense is recorded for membership units and unit options awarded in return for services rendered. The expense is measured at the grant-date fair value of the award and recognized as compensation expense on a straight-line basis over the service period, which is the vesting period. The Company estimates forfeitures that it expects will occur and records expense based upon the number of awards expected to vest. The Company has no outstanding options.

Income Taxes:

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Earnings per Share:

Earnings per share (basic) are calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is equal to earnings per share (basic).

Recent Accounting Pronouncements:

Management does not expect the future adoption of any recently issued accounting pronouncement to have a significant impact on its financial position, results of operations, or cash flows.

NOTE 2 –GOING CONCERN

The Company has an accumulated deficit through February 28, 2013 totaling $(30,465).

The Company has experienced no loan defaults, labor stoppages, legal proceedings or any other operating interruption in 2012.  Therefore, these items will not factor into whether the business continues as a going concern, and accordingly, management has not made any plans to dispose of assets or factor receivables to assist in generating working capital.

Management believes that the efforts it has made to build and hold home(s) for sale will result in sales in 2013. However, to date the Company has incurred losses and has had no revenue.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – LOAN PAYABLE

The Company has a construction loan with a financial institution. The loan has a $208,500 credit limit, and bears an interest rate of 5.25% per annum, due June 2, 2013.  As of February 28, 2013, the amount outstanding under this loan was $194,037

The Company has pledged the land and building that it is in process of building as collateral against this loan.  The loan has no financial covenants. The loan is guaranteed by Charles Smith, CFO.

NOTE 4 – MEMBER’S EQUITY

The Company is authorized to issue membership units without limit at no par value. The membership units have full voting rights. There were 3,000,000 membership units issued and outstanding as of February 28, 2013.

The Company does not have any equity option plans or equity warrants outstanding.

F-8